                                                                      EXHIBIT 4A

                    _______________________________________
                    _______________________________________


                        NOBEL EDUCATION DYNAMICS, INC.

                             INVESTMENT AGREEMENT

                      $6,000,000 SUBORDINATED DEBENTURES

                                      AND

                       $2,000,000 CONVERTIBLE PREFERRED
                              STOCK AND WARRANTS

                                  DATED AS OF
                                AUGUST 30, 1995


                               FUNDS PROVIDED BY

                          ALLIED CAPITAL CORPORATION
                         ALLIED CAPITAL CORPORATION II
                         ALLIED INVESTMENT CORPORATION
                       ALLIED INVESTMENT CORPORATION II


                    _______________________________________
                    _______________________________________

                             INVESTMENT AGREEMENT

          THIS INVESTMENT AGREEMENT (this "Agreement") is made as of the 30th day of August, 1995 by and among: (i) Bad News Bears, Inc.Nobel Education Dynamics, Inc., a California limited liability company ("Nobel"); (ii) Imagine Educational Products, Inc., a Delaware corporation, Bluegrass Real Estate Company, Inc., a Pennsylvania corporation, Merryhill Schools, Inc., a California corporation, and Children's Park, Incorporated, a Delaware corporation (collectively, the entities listed in this clause (ii) shall be referred to as the "Subsidiaries") (Nobel and the Subsidiaries, on a consolidated basis, being collectively referred to as the "Company"); and (iii) ALLIED CAPITAL FINANCIAL CORPORATION, ALLIED CAPITAL CORPORATION II, ALLIED INVESTMENT CORPORATION, and ALLIED INVESTMENT CORPORATION II, each a Maryland corporation (collectively, "Allied").

                                   RECITALS:

          A. The Company has entered into a commitment letter with Allied dated July 24, 1995, a copy of which is attached hereto as Exhibit A (the "Commitment
                                                     ---------
Letter"), to refinance the Company's existing bank debt, to finance acquisitions and new campus openings; and to finance transaction expenses and general corporate purposes.

          B. The parties desire to set forth herein their understandings and agreements pertaining to this transaction.

          NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Allied and the respective successors and assigns of Allied (individually, a "Lender" and collectively, the "Lenders") and the Company hereby agree as follows:

                            ARTICLE I:  DEFINITIONS

          1.01  Definitions.  In addition to the terms defined elsewhere herein,
                -----------
when used herein, the following capitalized terms shall have the meanings indicated:

          "Accounts" shall mean all of Company's now owned and hereafter acquired rights to payment for goods sold or leased or for services rendered;

          "Act of Bankruptcy," when used in reference to any Person, shall mean the occurrence of any of the following with respect to such Person: (i) such Person shall have made an assignment for the benefit of his or its creditors;
(ii) such Person shall have admitted in writing his or its inability to pay his or its debts as they become due; (iii) such Person shall have filed a voluntary petition in bankruptcy; (iv) such Person shall have been adjudicated a bankrupt or insolvent; (v) such Person shall have filed any petition or answer seeking for himself or itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Applicable Law pertinent to such circumstances; (vi) such Person shall have filed or shall file any answer admitting or not contesting the material allegations of a bankruptcy, insolvency or similar petition filed against such Person; (vii) such Person shall have sought or consented to, or acquiesced in, the appointment of any trustee, receiver, or liquidator of such Person or of all or any substantial part (20% or more) of the properties of such Person; (viii) 60 days shall have elapsed after the commencement of an action against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Applicable Law without such action having been dismissed or without all orders or proceedings thereunder affecting the operations or the business of such Person having been stayed, or if a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (ix) 60 days shall have expired after the appointment, without the consent or acquiescence of such Person of any trustee, receiver or liquidator of such Person or of all or any substantial part of the assets and properties of such Person without such appointment having been vacated.

          "Act of Dissolution," when used in reference to any Person (other than an individual) shall mean the occurrence of any action initiating, or any event that results in, the dissolution, liquidation, winding-up or termination of such Person.

          "Affiliate," when used in reference to any Person, shall mean any Person that controls, is controlled by, or is under common control of, the Person in question. For purposes of this definition, "control" shall mean the holding of 20% or more of the equity interest of the Person in question or the direct or indirect ability to manage the business and affairs of the Person in question.

          "Applicable Law(s)," when used in the singular, shall mean any applicable federal, state or local law, ordinance, order, regulation, rule or requirement of any governmental or quasi-governmental agency, instrumentality, board, commission, bureau or other authority having jurisdiction, and, when used in the plural, shall mean all such applicable federal, state and local laws, ordinances, orders, regulations, rules and requirements.

          "Applicable UCC" shall mean the Uniform Commercial Code, as enacted in the State of Maryland, as amended through the date hereof.

          "Bank" shall mean First Valley Bank.

          "Bank Loan Agreement" shall mean the Loan and Security Agreement dated as of August 30, 1995 between Nobel and the Bank in the principal amount of not more than $7,500,000 for the revolving line of credit and in principal amount of not more than $7,500,000 for the term loan, together with interest, fees and expenses not in excess of the limits contained in the subordination agreement related thereto, and any modifications, renewals, extensions and refinancings of any such indebtedness.

          "Chattel Paper" shall mean, collectively, all of the Company's now owned and hereafter acquired "chattel paper," as that term is defined in Section 9-105(1)(b) of the Applicable UCC.

          "Collateral" shall mean, collectively, all of the now-owned and hereafter acquired tangible and intangible property of the Company, including all of the following: (i) all Accounts; (ii) all Chattel Paper, (iii) all Equipment; (iv) all Goods; (v) all Instruments; (vi) all Inventory; (vii) all General Intangibles; (viii) all Proceeds; (ix) all books and records of the Company, including those relating to any of the foregoing; (x) all monies, deposit accounts, and rights to money of any kind; (xi) all additions or accessions to any of the foregoing; (xii) all substitutions for any of the foregoing; and (xiii) all replacements, products and proceeds of the foregoing; but excluding Real Property.

          "Current Portion of Long Term Debt" shall mean the portion of the Company's long term debt that must be discharged within a one year period, determined in accordance with generally accepted accounting principles consistently applied.

          "Debt Service Coverage Ratio" shall mean Net Income plus an amount equal to Non Cash Expense divided by the Current Portion of Long Term Debt.

          "EBIT" shall mean the Company's consolidated earnings before interest expense, and tax expense on federal, state and local income taxes, calculated in accordance with generally accepted accounting principles, consistently applied. In calculating EBIT for purposes of Section 6.10(c) for any period in which the Company has made an acquisition, the acquisition shall be deemed to have occurred as of the first day of the period for which EBIT is being calculated. Adjustments for cost savings made in calculating EBIT for purposes of Section 6.10(c) shall be subject to the approval of Lenders, which shall not be unreasonably withheld.


          "Equipment" shall mean all of Company's now owned and hereafter acquired equipment and fixtures, and all replacements and substitutions therefor and thereof, and all accessions thereto, including, without limitation, every item which is or may be necessary or convenient in relation to the operation of the Company's business.

          "Existing Secured Debt" shall mean the secured indebtedness of the Company outstanding on the Closing Date in an aggregate principal amount of $4,645,005, as set forth on Exhibit 1.01A, which exhibit shall describe the
                            -------------
lender, the borrower, the principal amount, the repayment terms and the collateral relating to each debt.

          "Goods" shall mean, collectively, all of the Company's now owned and hereafter acquired "goods," as that term is defined in Section 9-105(1)(h) of the Applicable UCC.

          "General Intangibles" shall mean, collectively, all of the Company's now owned and hereafter acquired general intangibles, including without limitation, all rights, licenses, permits and authorizations held by the Company; all rights under governmental ordinances or agreements with governmental authorities; things in action; contractual rights; goodwill; literary rights; rights to performance; rights in curriculum design, structure and content, and all of the Intellectual Property (as defined below).

          "Instruments" shall mean, collectively, all of the Company's now owned or hereafter acquired instruments, notes, items of payment, negotiable documents, and documents of title.

          "Intellectual Property" shall mean, collectively, all of the Company's now owned and hereafter acquired intellectual property, including, without limitation the following: (a) all patents (including all rights corresponding thereto throughout the world, and all improvements thereon); (b) all trademarks (including service marks, trade names and trade secrets, and all goodwill associated therewith), (c) all copyrights (including all renewals, extensions and continuations thereof); (d) all applications for patents, trademarks or copyrights and all applications otherwise relating in any way to the subject matter of such patents, copyrights and trademarks; (e) all patents, copyrights, trademarks or applications therefor arising after the date of this Agreement;
(f) all reissues, continuations, continuations-in-part and divisions of the property described in the preceding clauses (a), (b), (c), (d), and (e), including, without limitation, any claims by the Company against third parties for infringement thereof; and (g) all rights to sue for past, present and future infringements or violations of any such patents, trademarks, and copyrights.

          "Inventory" shall mean, collectively, all of the Company's now owned and hereafter acquired inventory and all products, replacements, and substitutions therefor and thereof, and all accessions thereto, and all books, records, computer software and logs relating to and necessary or appropriate to the conduct of the business and operation the Company.

          "Loan Documents" shall mean, collectively, this Agreement, the Debentures, the Security Documents, the UCC financing statements, the Management Agreement and all other instruments and documents executed and delivered in connection with the Loan.

          "Loan Party(ies)" when used in the singular, shall mean the Company and any other party (other than any of the Lenders) to any of the Loan Documents, and when used in the plural, shall mean the Company and all other parties to any of the Loan Documents (other than any of the Lenders).

          "Net Income" shall mean the excess of revenues and gains of the Company for a period over all expenses and losses for the period of the Company, determined in accordance with generally accepted accounting principles consistently applied.

          "Net Worth" shall mean the excess of all tangible and intangible assets of the Company for a period over all liabilities of the Company for the period, determined in accordance with generally accepted accounting principles consistently applied.

          "Non Cash Expense" shall mean the Company's expenses for a period that do not require the expenditure of cash in such period, determined in accordance with generally accepted accounting principles consistently applied.

          "Obligations" shall mean, collectively, all of the Company's indebtedness, liabilities and obligations arising under this Agreement, each of the Security Documents and each of the other Loan Documents and any renewals, modifications, and extensions thereof, including, but not limited to, the principal, interest, late charges and other sums due and owing under the Debentures and the Security Documents and any other obligations of the Company to any of the Lenders, including such other or additional financing that any of the Lenders may extend to the Company at any time in the Lenders' sole discretion, other than obligations arising pursuant to Section 3.03.

          "Permitted Encumbrances" shall mean any lien, mortgage, security interest or other encumbrance that results from any of the following: (i) the liens, mortgages, security interests and other encumbrances created or arising pursuant to this Agreement and the other Loan Documents; (ii) liens for taxes and assessments not delinquent or actively being contested in good faith by the Company; (iii) deposits or pledges for goods or services made in the ordinary course of the Company's business; (iv) title of a bona fide lessor of tangible personal property to the Company or the security interest of a bona fide seller of tangible personal property to the Company; (v) customary liens in favor of mechanics and materialmen which arise by operation of law and not by Company's agreement incurred in the ordinary course of Company's business; (vi) liens, mortgages or security interests securing purchase money obligations, including Permitted Seller Debt, as defined below; (vii) liens, mortgages or security interests securing the Permitted Senior Debt, as defined below; (viii) liens, mortgages or security interests securing the Existing Secured Debt, as defined above; (ix) encumbrances created or arising pursuant to operating leases entered into in connection with real property constructed to the Company's specifications; and (x) those liens and encumbrances described on Exhibit 1B atttached hereto.

          "Permitted Seller Debt" shall mean all indebtedness of the Company to the seller of property to the Company which indebtedness is: (i) secured by a lien on such property in favor of such seller and incurred after the Closing Date in accordance with the requirements of Section 6.10(b); or (ii) evidenced by that certain subordinated promissory note made by Nobel to Corydon Day Care Center, Inc., in the principal amount of $1,125,000 dated August 25, 1995.

          "Permitted Senior Debt" shall mean all indebtedness (as initially incurred or as refinanced) of the Company to a bank or other financial institution (whether funded or available pursuant to a written commitment, loan agreement, or other obligation) which is
(i) secured by liens on all or a part of the property of the Company, (ii) a full recourse obligation of the Company, (iii) senior in right of repayment and lien priority to the Obligations hereunder and under the Debentures, pursuant to a subordination agreement executed by Lenders, and (iv) in aggregate principal amount on the Closing Date as specified in the Subordination Agreement, which principal amount may be increased following the Closing Date to an aggregate principal amount of up to $25,000,000 upon the conditions set forth in Section 6.10(c).

          "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, unincorporated association, trust, or other legal entity.

          "Proceeds" shall mean all cash and noncash proceeds (including insurance proceeds) resulting from any complete or partial Transfer of the Collateral or any portion thereof or otherwise relating to or generated by, any of the Collateral.

          "Real Property" shall mean, collectively, all real property owned by the Company or in which Company has a leasehold interest and all real property hereafter acquired by the Company in fee or by means of a leasehold interest, together with all goods located on any such real property that are or may become "fixtures" under the law of the jurisdiction in which such real property is located.

          "Total Debt" shall mean total long-term liabilities of the Company, plus the current portion of such liabilities, determined in accordance with generally accepted accounting principles consistently applied.

          "Transfer of Company's Business" shall mean one or more transactions undertaken by the Company resulting in either: (i) the Transfer (as defined below) of all or substantially all of the assets of the Company to any other Person (as defined above), other than a Wholly-Owned Affiliate of the Company existing as of the date hereof; (ii) a merger or consolidation of the Company with another Person where the Company is not the surviving or successor entity (other than a merger or consolidation of the Company into or with a Wholly-Owned Affiliate of the Company existing as of the date hereof) which results in a Person of group of Persons acting in concert (other than the stockholders of the Company that are existing as of the date hereof) owning stock in the surviving entity having more than 50% of the voting power in the election of directors; or
(iii) the Transfer by any of the stockholders of the Company of any of his, its or their ownership interest in the Company which results in a Person or group of Persons acting in concert (other than the stockholders of the Company that are existing as of the date hereof) owning in excess of 50% of the outstanding capital stock of the Company.

          "Transfer" shall mean the sale, assignment, lease, transfer, mortgaging, encumbering or other disposition, whether voluntary or involuntary, and whether or not consideration is received therefor.

          "Wholly-Owned Affiliate," when used in reference to a particular Person, shall mean an Affiliate of that Person, where the Person in question holds 100% of the legal and beneficial interests in the Affiliate.


                            ARTICLE II:  LOAN TERMS

          2.01  Funding.  At the closing under this Agreement (the "Closing"),
                -------
Nobel and the Subsidiaries, jointly and severally, will borrow, and the Lenders will lend, in immediately available funds, the aggregate sum of Two Million Six Hundred Fifty-Five Thousand and 00/100 Dollars ($2,655,0006,000,000) (the "Loan"), such indebtedness to be evidenced by, and to be repaid according to the terms of, Senior Subordinated Debentures (collectively, the "Debentures") in the form attached hereto as Exhibit 2.01. The entire principal sum will be advanced
                        ------------
at Closing. The principal indebtedness under the Debentures will be advanced by, and allocated among, the Lenders as follows:

               Allied Capital Corporation                 $450,000
               Allied Capital Corporation II             2,775,000
               Allied Investment Corporation             1,800,000
               Allied Investment Corporation II            975,000
                                                           -------
               TOTAL:                                   $6,000,000
                                                        ==========

          2.02  Collateral.  Repayment of the Debentures and other Obligations
                ----------
shall be secured ratably by subordinated liens on, and security interests in, all of the Collateral. To evidence and create the above-described liens and security interests, the Company and any related parties, as appropriate, shall execute and deliver to Allied at Closing all of the following documents and such additional documents as Allied or its counsel may reasonably deem to be necessary or appropriate (collectively, the "Security Documents"):

           (a)  A security agreement in the form attached hereto as Exhibit
                                                                    -------
2.02(a) covering all of the Collateral, except as specifically covered by the
-------
other Security Documents;

           (b)  UCC-1 Financing Statements in the form attached hereto as

Exhibit 2.02(b), to be filed in each of the offices in each of the jurisdictions
---------------
described in the Security Agreement, subject only to liens described in Section
2.03 hereof;

           (c)  A stock pledge by Nobel in the form attached hereto as Exhibit
                                                                       -------
2.02(c) covering all of the capital stock of the Subsidiaries;
-------

           (d) An insurance policy on the life of A. J. Clegg in the amount of $1,000,000, with the policy assigned to Allied and listing Allied as a beneficiary; provided that proceeds of such policy shall be used to reduce the principal and interest outstanding on the Debentures, with any excess proceeds payable to the Company;

           (e) An assignment of trademarks in the form attached hereto as

Exhibit 2.02(e).
---------------

     The liens and security interests in the Collateral created by the Security Documents shall be continuing in nature, and shall attach when: (i) the Company has executed and delivered the Security Documents; (ii) the Company has acquired rights in the Collateral; and (iii) the Lenders have made a complete disbursement of proceeds under the Debentures to the Company, the Company's designated payee, or an escrow agent.

          2.03  Permitted Senior Debt; Permitted Seller Debt and Existing
                ---------------------------------------------------------
Secured Debt.
------------

           (a) The indebtedness under the Debentures and the Lenders' rights herein and therein shall be subordinate as to right of payment, and as to lien priority with respect to collateral common to both, only to Permitted Senior Debt. In connection therewith, the Bank and the Lenders have entered into a Subordination Agreement in the form of Exhibit 2.03 (the "Subordination
                                       ------------
Agreement").

           (b) The indebtedness under the Debentures and the Lenders' rights herein and therein shall be subordinate as to lien priority with respect to any Collateral securing the Permitted Seller Debt, and as to right of payment to the extent of proceeds from the sale of such Collateral securing the Permitted Seller Debt. At the request of the Company, Lenders shall deliver to holders of Permitted Seller Debt incurred after the date hereof, at the election of the Company either (i) a letter confirming the lien priority of such holder, or (ii) a fully executed UCC-3 Amendment to Financing Statement, stating the lien priority of such holder.

           (c) The indebtedness under the Debentures and the Lenders' rights herein and therein shall be subordinate as to lien priority with respect to any Collateral securing the Existing Secured Debt, and as to right of payment to the extent of proceeds from the sale of such Collateral securing the Existing Secured Debt.

          2.04  Subordinated Debt.  All other indebtedness of the Company which
                -----------------
is not Permitted Senior Debt, Permitted Seller Debt, or Existing Secured Debt shall be subordinate to the Debentures in priority of lien position with respect to the Collateral.

          2.05  Prepayment.  The Debentures may be prepaid at any time, in whole
                ----------
or in part, without premium or penalty.

          2.06  Due On Sale.  The Company's obligations under the Debentures and
                -----------
this Agreement are not assumable, and to the extent provided in the Debentures, the Debentures and all of the other Obligations are payable in full in connection with a Transfer of the Company's Business.

          2.07  Attorney-in-Fact.  The Company hereby appoints as its attorney-
                ----------------
in-fact, in the name of the Company and on its behalf, for the sole purpose of signing financing statements, continuation statements or other recordable documents reasonably necessary to provide notice of the security interest granted herein in the applicable public records. This power is coupled with an interest and is irrevocable so long as any Obligations remain outstanding. This appointment may be discharged by any officer or attorney of Allied Capital Corporation.

          2.08  Closing.  Closing must occur on or before the close of business
                -------
on the date hereof, unless extended in writing by Allied, in Allied's sole discretion.

          2.09  Conditions Precedent to Lenders' Obligations.  The obligation of
                --------------------------------------------
Allied to make the Loan is subject to the satisfaction of the following conditions precedent at or prior to the Closing (unless waived in writing by Allied prior to Closing):

           (a) Each of the representations and warranties contained in this Agreement must be true and accurate in all material respects as of the date of Closing, and the Company and all other Loan Parties (if any) must have performed all of their respective obligations hereunder, including execution and delivery of all of the documents, instruments, opinions and certificates required by this Agreement in such forms as are satisfactory to Allied and its counsel; and

           (b) Allied shall have completed a due diligence report that reflects favorably on the Company and its management. In this regard, the Company covenants and agrees to furnish to Allied such information as Allied may request in order to enable Allied to complete the required due diligence.

          2.10  Funding; Remittance to Nobel as Agent.  The Loan will be fully
                -------------------------------------
funded at Closing. All funding of the Loan shall be made by disbursement to Nobel, as agent for all of the Subsidiaries, and each of the Subsidiaries expressly consents to such funding arrangement and appoints Nobel as its attorney-in-fact to receive the proceeds of the Loan on its behalf.

          2.11  Representations and Warranties of Allied.  Allied represents and
                ----------------------------------------
warrants to the Company that:

           (a) it was not organized for the specific purpose of purchasing the Debentures, Warrants and Series D Preferred Stock purchased by it hereunder;

           (b) as of the date hereof, and prior to the purchase of the Debentures, Warrants and Series D Preferred Stock as contemplated hereunder, (i) it is not the "beneficial owner" of any securities of the Company, as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) it is not a member of a group which has acquired beneficial ownership of securities of the Company for purposes of Sections 13(d) and 13(g) of the Exchange Act;

           (c) the address of its principal place of business is 1666 K St., Suite 901, Washington, D.C. 20006;

           (d) the Debentures, Warrants, shares of Series D Preferred to be purchased by it, and any shares of Common Stock acquired upon exercise of such Warrants or conversion of the Series D Preferred Stock (collectively, the "Securities") are being or will be, as the case may be, acquired by Allied for its own account, not as a nominee or agent, and not with a view to resale or distribution within the meaning of the Securities Act of 1933, as amended (the

"Securities Act"), and the rules and regulations thereunder, and Allied will not
---------------
distribute the Debentures, Warrants or Warrant Shares in violation of the Securities Act.

           (e) it understands that (i) the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act; (ii) the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Securities will bear a legend as follows:

               THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH STATE SECURITIES LAWS COVERING SUCH SECURITIES, OR AN OPINION OF COUNSEL TO THE COMPANY STATING WITHOUT RESERVATION THAT SUCH REGISTRATION IS NOT REQUIRED.

           (f) it is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act, and an "institutional investor" within the meaning of the Pennsylvania Securities Act of 1972 and the regulations promulgated thereunder;

           (g) its financial situation is such that it can afford to bear the economic risk of holding the Securities for an indefinite period of time;

           (h) its knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its purchase of the Securities as contemplated by this Agreement; and

           (i) the purchase of the Securities by it has been duly and properly authorized and this Agreement has been duly executed by it or on its behalf.

                             ARTICLE III:  EQUITY

          3.01  Preferred Stock and Warrants.__
                ----------------------------

           (a) Authorization.  Nobel has, or before the Closing will have, duly
               -------------
authorized the sale and issuance of 1,063,830 shares of its Series D Convertible Preferred Stock, $.001 par value per share (the "Series D Preferred"), having
                                                 ------------------
the rights, restrictions, privileges and preferences set forth in the Certificate of Designation attached hereto as Exhibit 3.01(a) (the "Certificate
                                              ---------------
of Designation"). Nobel has, or on or before the Closing will have, adopted and filed the Certificate of Designation with the Secretary of State of State of Delaware.

           (b) Sale of Shares and Warrants.  Subject to the terms and conditions
               ---------------------------
of this Agreement, at the Closing, Nobel will sell and issue to Allied, and Allied will purchase from Nobel, an aggregate of 1,063,830 shares of Series D Preferred for the purchase price of $1.88 per share. The shares of Series D Preferred being sold under this Agreement are referred to as the "Shares." In connection with the sale of the Shares, at Closing, Nobel will issue and sell to Allied certain Stock Purchase Warrants (the "Warrants") to acquire shares of Nobel's Common Stock, par value $.001 (the "Common Stock"), the form of which is set forth as Exhibit 3.01(b), which will entitle Allied to purchase 1,236,171
             ---------------
shares of Nobel's authorized but unissued Common Stock. The aggregate purchase price for the Warrants shall be $100.00, and the per share exercise price for the Warrants shall be $1.88. The Warrants will expire eight years from the date of the Closing.

           (c) Allocation.  The Shares and Warrants will be allocated among
               ----------
Allied as follows:

                                                      Number of Shares of
                                                      Common Stock for which
                                    Number of Shares  Warrant may be Exercised
                                    ----------------  ------------------------

Allied Capital Corporation             79,787                   92,713
Allied Capital Corporation II         492,021                  571,729
Allied Investment Corporation         319,149                  370,851
Allied Investment Corporation II      172,873                  200,878
                                    ---------                ---------
          Total                     1,063,830                1,236,171

          3.02  Registration Rights.  At Closing, Nobel and Allied will execute
                -------------------
the Registration Rights Agreement, the form of which is set forth as Exhibit
                                                                     -------
3.02.
----

          3.03  Put Rights.
                ----------

           (a) Price.  At any time after that date which is five years from the
               -----
date of Closing, if Nobel's Common Stock is not listed on a national stock exchange and not included on The Nasdaq Stock Market, each Lender may by written demand require Nobel to purchase all or a portion of its Warrants and the shares of stock issued thereunder at the highest of the following prices (the "Put Price") (in each case deducting the Exercise Price of the Warrant to determine the Put Price), determined at the time of the exercise of this right:

               (i) six times the Company's EBIT for the year just ended, plus cash but less total debt, times the Lender's percentage of equity ownership or potential equity ownership of Nobel's capital stock, as the case may be, as determined on a fully diluted basis and expressed as a decimal fraction;

               (ii) 15 times the Company's profits after taxes for the year just ended, times the Lenders' percentage of equity ownership or potential equity ownership of Nobel's capital stock, as the case may be, as determined on a fully diluted basis and expressed as a decimal fraction; or

               (iii) The Appraised Value, pursuant to Section 3.03(b) below, of the Lender's equity ownership and potential equity ownership of Nobel's capital stock, as the case may be, which appraisal shall be based on determinations of earnings and book value and other appropriate items.

               (b) Appraised Value.  The "Appraised Value" shall be determined
                   ---------------
by the following method:

               (i) Each of the Company and the Lenders, as a group, shall select an appraiser who shall each determine a value;

               (ii) If the values determined by such two appraisers are the same (or the lower value determined by an appraiser is within one percent of the value determined by the other), then such value (or the average of such two values) shall be the Appraised Value;

               (iii) If the foregoing two appraisals are not the same and the lower value determined by an appraiser differs by more than one percent of the value determined by the other, then the appraisers shall together select a third appraiser to determine a value;

               (iv) If the determination of the third appraiser is greater than the largest of the first two appraisals or less than the smallest of the first two appraisals, then the average of the first two appraisals shall be the Appraised Value; and

           (v) If the determination of the third appraiser is between the first two appraisals, then the average of the third appraisal and the closest of the first two appraisals shall be the Appraised Value.

Each party shall pay the fees and costs of the appraiser it selects, and the fees and costs of the third appraiser, if any, shall be paid equally by Company and the Lenders.

           (c) Remedies.  Failure to comply with the terms of the put right set
               --------
forth in this Section 3.03 within 30 days of Lenders' demand thereunder shall entitle the Lenders to all of the rights and remedies available to Lenders under this Agreement and at law or equity, including, without limitation, the right of specific performance.

           (d) Financing of Put.  Upon the exercise of the put rights described
               ----------------
in this section, the Company shall pay the Put Price in cash, to the extent the Company (i) has funds legally available, and (ii) has available cash or short term investments which may be liquidated. To the extent the Company is unable to pay the Put Price in cash, the Company may finance the Put Price in the form of senior debt, subordinated debt without equity (at an interest rate of 13% per annum or less) or with a note payable to Allied on commercially reasonable terms. The Company shall not be required to finance the Put Price by issuing additional equity securities.

           (e) Limitation on Exercise of Put.  In no event may the Lenders
               -----------------------------
exercise their rights hereunder if doing so would cause the Company to violate the terms of the Bank Loan Agreement, or any successor document, or any similar agreement entered into by the Company with a lender of Permitted Senior Debt.

          3.04  Personal Gain Upon Sale.  In the event of a Transfer of the
                -----------------------
Company's Business, then any personal gain relating to such Transfer of the Company's Business and flowing to any officer, director or principal shareholder of the Company otherwise than through direct payment for their equity ownership in the Company or through dividends or return of capital paid in respect thereof, shall be added to the direct consideration for the sale in calculating the total sale price for purposes of determining any share thereof which the Lenders may be entitled to receive. Such personal gain shall include without limitation any salaries or consulting fees in excess of fair market compensation payable in connection with the Company's operations after such sale or any points or fees paid to induce such sale. In the event of any disputes arising hereunder, the parties shall obtain a fairness opinion from an investment banker chosen by the parties. In the event the parties cannot agree on an investment banker, the Company shall select one investment banker, the Lenders shall select one investment banker and the two investment bankers shall select a third investment banker who shall be retained to render the fairness opinion. The Company and the Lenders shall equally share the expenses related hereto.

                  ARTICLE IV:  REPRESENTATIONS AND WARRANTIES

          To induce Lenders to enter into this transaction, the Company represents and warrants to Lenders as follows (which representations and warranties shall survive the execution and delivery of this Agreement ):

          4.01  Organization.
                ------------

           (a) Nobel and each of the Subsidiaries is a corporation formed, validly existing and in good standing under the laws of the jurisdiction of its formation. Attached hereto as Exhibit 4.01(a) are true, correct and complete
                               ---------------
copies of the certificate of incorporation, bylaws, all amendments to the foregoing and all other constituent documents of the Company, and all amendments and supplements to any of the foregoing (collectively, the "Company Constituent Documents"). All of the Company Constituent Documents are in full force and effect as of the date hereof.

           (b) The authorized capital stock of Nobel (immediately prior to the Closing) consists of 50,000,000 shares of Common Stock, $.001 par value per share of which 15,645,068 shares are issued and outstanding; and 10,000,000 shares of Preferred Stock, $.001 par value per share, of which (i) 2,500,000 shares are classified as Series A Convertible Preferred Stock, 2,484,320 of which shares are issued and outstanding; (ii) 2,500,000 shares are classified as Series C Convertible Preferred Stock of which 2,500,000 shares are issued and outstanding; and (iii) 1,063,830 shares are classified as Series D Convertible Preferred Stock, none of which are issued and outstanding. 1,250,000 shares of Common Stock will be issued to the stockholders of Educo, Inc. at the closing of that certain Stock Purchase Agreement dated May 23, 1995.

          All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Exhibit 4.01(b) hereto or provided in
                                       ---------------
this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) there is no commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as provided in this Agreement or as disclosed in the Exhibits hereto, no person or entity is entitled to (x) any preemptive or similar right with respect to the issuance of any capital stock of the Company, or (y) any rights with respect to the registration of any capital stock of the Company under the Securities Act. All of the issued and outstanding shares of Common Stock and Preferred Stock have been offered, issued and sold by the Company in compliance with applicable Federal and state securities laws.

          4.02  Qualification.  The Company is duly qualified to conduct
                -------------
business as it is currently being conducted and is in good standing as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualification, except where failure to be so qualified or in good standing would not have a materially adverse effect on the Company's business or financial condition, and except as set forth on Exhibit
                                                                      -------
4.02 hereto.
----

          4.03  Power and Authority.  The Company has full corporate power and
                -------------------
authority to enter into this Agreement and each of the other Loan Documents, to incur the Obligations as contemplated hereby, and to carry out the provisions of this Agreement and each of the other Loan Documents. The Company has taken all corporation action necessary for the execution and delivery of this Agreement and each of the other Loan Documents and for the performance by Company of each of its obligations hereunder and thereunder, as evidenced by the resolution(s) of the Company's Board of Directors or other authorization set forth in Exhibit
                                                                        -------
4.03 attached hereto.
----

          4.04  Enforceability.  Upon execution and delivery by each of the
                --------------
parties thereto, this Agreement and each of the other Loan Documents shall be the legal, valid and binding obligations of the Company and each other Loan Party, to the extent the Company or such other Loan Party(ies) is a party thereto and shall be enforceable against the Company and such other Loan Party(ies) in accordance with its respective terms. The Company has caused its counsel to deliver an opinion of counsel in the form attached hereto as Exhibit
4.04.                                                                   -------
----

          4.05  Litigation.  The Company has not been made a party to or, to the
                ----------
best of the Company's knowledge, threatened by any suits, actions, claims, investigations by governmental bodies or legal, administrative, arbitration or mediation proceedings, except as set forth in the schedule of litigation attached hereto as Exhibit 4.05 ("Litigation Schedule"), and except where such
                   ------------
litigation would not have a materially adverse effect on the Company's business or financial condition. The Company does not know of any basis or grounds for any such suit, action, claim, investigation or proceeding.

          4.06  Orders; Decrees; Judgments.  Except as set forth on Exhibit
                --------------------------                          -------
4.05, there are no outstanding orders, judgments, writs, injunctions or decrees of any court, government agency or arbitration or mediation panel or tribunal against or affecting the Company any other Loan Party, any of the Collateral, or any of the other properties, assets or business of the Company or any other Loan Party.

          4.07  Non-Contravention.  Except for matters set out in the Litigation
                -----------------
Schedule, neither the Company nor any other Loan Party is in breach of, default under, or in violation of: (a) any Applicable Law, decree, or order which may materially and adversely affect them; or (b) any deed, lease, loan agreement, commitment, bond, note, deed of trust, restrictive covenant, license, indenture, contract, or other agreement, instrument or obligation to which any of them is a party or by which any of them is bound or to which any of their respective assets (including, but not limited to, the Collateral) are subject, except where such breach, default or violation would not have a material and adverse effect on the Company's business or financial condition. Neither the execution and delivery of this Agreement and the Loan Documents nor the performance by the Company or any other Loan Party of their respective obligations hereunder and thereunder will cause any such breach, default or violation or will require the consent or approval of any court, governmental or regulatory agency or body, except as expressly contemplated by the terms of this Agreement.

          4.08  Company's Business.  The Company is primarily engaged in the
                ------------------
business of operating educational institutions and child care facilities.

          4.09  Title.  The Company has good, complete, indefeasible and
                -----
marketable title to, and ownership of, all of the Collateral and to all other real or personal property it purports to own (if any), free and clear of all liens, defects, claims, security interests and encumbrances other than the Permitted Encumbrances.

          4.10  Taxes.  The Company has filed all federal, state and local tax
                -----
returns which are required to be filed, and the Company has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due pursuant to the filed returns or pursuant to any levy or assessment received by the Company. The Company has previously delivered to Allied true, correct and complete copies of all tax returns (including all required schedules) for the Company for tax year 1993.

          4.11  Financial Condition.
                -------------------

           (a) Attached hereto as Exhibit 4.11(a) is a true and complete copy of
                                  ---------------
the audited consolidated financial statements summarizing the financial results of operation of the Company for the fiscal year ending December 31, 1994 provided to Allied by the Company (the "Audited Financials"). The Audited Financials were prepared in accordance with generally accepted accounting principles consistently applied, and present fairly, in all material respects, the consolidated financial position of the Company and the results of its operations at such dates and for the periods then ended. The auditors have issued an unqualified statement to the Company concerning the Audited Financials, a copy of which is included with the Audited Financials in Exhibit
                                                                       -------
4.11(a) attached hereto; and
-------

           (b) Attached hereto as Exhibit 4.11(b) is a true and complete copy of
                                  ---------------
preliminary, unaudited consolidated financial statements summarizing the financial results of operation of the Company for the six-month period ended June 30, 1995 (the "Interim Financials"). The Interim Financials were prepared in accordance with generally accepted accounting principles consistently applied, and present fairly, in all material respects, the consolidated financial position of the Company and the results of its operations at such dates and for the periods then ended, subject to normal year-end adjustments.

          4.12  Solvency.  As of the date hereof, giving effect to the
                --------
transactions contemplated by this Agreement, the present fair saleable value of the Company's assets as a going concern is greater than the amount required to pay the Company's total indebtedness (contingent or otherwise), and is greater than the amount that will be required to pay such indebtedness as it matures and as it becomes absolute and matured. The transactions contemplated hereby were effectuated without actual intent to hinder, delay or defraud present or future creditors of the Company; it is the Company's express intention that it will maintain a solvent financial condition, giving effect to the debt incurred hereunder, as long as any of the Obligations remain outstanding or the Company is obligated to the Lenders in any other manner whatsoever. The Company has sufficient capital to carry on its business and transactions as now conducted and as planned to be conducted in the future.

          4.13  Material Leases.  Attached hereto as Exhibit 4.13 is an
                ---------------                      ------------
accurate and complete list of all material leases of Real Property to which the Company is a party or by which the Company or any of the Company's assets is bound, together with all amendments or supplements thereto (collectively, the "Leases"). True and complete copies of each of the Leases have been made available to Allied prior to the date hereof. To the best of the Company's knowledge, each of the Leases is valid, binding and enforceable in accordance with its terms and remains in full force and effect. Except as set forth on
Exhibit 4.13, the Company is not in default or alleged to be in default with
------------
respect to any of its obligations under any of the Leases (nor would be in default or alleged to be in default with the giving of notice, passage of time, or both), and, to the best of the Company's knowledge, no party other than the Company is in default with respect to such party's obligations under any of the Leases (or would be in default or alleged to be in default with the giving of notice, passage of time, or both). The Company's possession of any property leased by it has not been disturbed, nor has any claim been asserted against the Company that is or could be adverse to the Company's interests under any of the Leases. None of the Leases is subject to any rights of set-off, recoupment or similar deduction or offset. Except as disclosed on Exhibit 4.13, the Company
                                                    ------------
has not assigned or encumbered any of its rights, title or interest in or under any of the Leases nor agreed to any oral modifications of any of the provisions of any of the Leases.

          4.14  Material Contracts.  The Company has made available to Allied
                ------------------
prior to the date hereof true and complete copies of (i) the transactional documents relating to its acquisition of Educo, Inc. and (ii) drafts of the transactional documents relating to its proposed acquisition of Corydon Day Care Center, Inc. The Stock Purchase Agreement dated May 23, 1995 among Nobel, Educo, Inc. and the stockholders of Educo, Inc. is valid, binding and enforceable in accordance with its terms and remains in full force and effect. The Company is not in default with respect to any of its obligations thereunder, and to the best of the Company's knowledge, no party other than the Company is in default with respect to such party's obligations thereunder. No claim has been asserted against the Company that is or could be adverse to the Company's interest thereunder. Attached hereto as Exhibit 4.14 is an accurate and complete list of
                               ------------
all facilities for borrowed money in existence on the date hereof and not being paid off on or prior to the date of the Closing, including financing arrangements with sellers in connection with acquisitions by the Company.

          4.15  Offering Memorandum.  Attached hereto as Exhibit 4.15 is a copy
                -------------------                      ------------
of the Company's Offering Memorandum dated May 1995, as updated and supplemented, other than the financial forecasts and projections contained therein (the "Offering Memorandum"). To the best of the Company's knowledge, all information contained in the Offering Memorandum is true and correct in all material respects as of the date of this Agreement.

          4.16  Projections.  Attached hereto as Exhibit 4.16 are five-year
                -----------                      ------------
projections for the Company dated July 19, 1995 (the "Projections"). The Projections were prepared by the Company based upon assumptions that the Company believes to be reasonable in light of all facts currently known by Company Management. The Projections have not been reviewed by the Company's independent accountants or any other person or entity independent of the Company.

          4.17  No Untrue Statements or Omissions.  Neither this Agreement
                ---------------------------------
nor the Exhibits attached hereto contains any untrue statement of material fact or, to the best of the Company's knowledge, omits any statement of material fact necessary to make the statements contained herein or therein not misleading.


          4.18  Management History.  Except as set forth on Exhibit 4.18, during
                ------------------                          ------------
the past five years (with respect to non-management directors) and during the past ten years (with respect to management directors), no director, officer or member of management of the Company (including, but not limited to, any other Loan Party) has been arrested for, or convicted of, any criminal offense, has been the subject of an Act of Bankruptcy or has served as an officer, director, general partner, member, or manager of any Person that has been or is the subject of an Act of Bankruptcy or an Act of Dissolution. With respect to non-management directors, this representation is made to the extent of the Company's knowledge, and based solely on questionnaires completed by such non-management directors.

          4.19  Nobel Affiliates and Subsidiaries.  Attached hereto as
                ---------------------------------
Exhibit 4.19 is an accurate and complete list of all Affiliates of Nobel,
------------
including all of its subsidiaries.

          4.20  Other Debts.  Except for the debts described in the Audited
                -----------
Financials and Interim Financials attached hereto as Exhibit 4.11(a) and Exhibit
                                                     ---------------     -------
4.11(b), respectively, the Company has no indebtedness, liabilities or
-------
obligations of any nature at the dates of the balance sheets included in such Audited Financials and Interim Financials that were required under generally accepted accounting principles to be reflected on such balance sheets on such dates (whether liquidated or unliquidated, mature or not yet mature, absolute or contingent, secured or unsecured).

          4.21  Ownership and Control.  Attached hereto as Exhibit 4.21 is an
                ---------------------                      ------------
accurate and complete list of the following information: a list of all officers, directors and stockholders of the

Company that, to the best of the Company's knowledge, hold greater than five percent (5%) of the capital stock of Nobel on a fully-diluted basis. Except as listed in Exhibit 4.01(b) attached hereto, there are no outstanding options,
          ---------------
rights of first refusal or other preemptive rights granted or conveyed by the Company to any person as of the date hereof.

          4.22  No Material Change.  Except as set forth on Exhibit 4.22
                ------------------
attached hereto, or elsewhere in this Agreement or any Exhibit to this Agreement, since the ending date of the Interim Financials, the Company has not:
(i) suffered any material change in its condition (financial or otherwise) or its overall business prospects; (ii) entered into any material transactions or incurred any debt other than the Obligations; (iii) sustained any material loss or damage to its Real Property or personal property, whether or not insured;
(iv) suffered any material interference with its business or operations, present or proposed; and (v) made any Transfer, abandonment or other disposition of any of its Real Property or personal property or any interest therein or relating thereto, that is material to the financial position or prospects of the Company.

          4.23  No Side Agreements.  Neither the Company nor any director,
                ------------------
officer nor members of management of the Company (collectively, "Company Management") are party to any agreement with any Person (including any of the Lenders) whereby the Company or any of Company Management, acting in such capacities, have agreed to do anything beyond the requirements of formal, written contracts executed by the Company. Other than this Agreement, the other Loan Documents, and documents relating to transactions described herein and in the Exhibits, neither the Company, nor Company Management is a party to any agreement calling for any action by the Company or such party outside the ordinary course of their respective businesses. To the best of the Company's knowledge, there exists no agreement or understanding calling for any payment or consideration from a customer or supplier of the Company to the Company Management with respect to any transaction between the Company and such supplier or customer. Except for arrangements with JBS Investment Banking, Inc., and arrangements described in the Proxy Statement dated August 22, 1995 attached hereto as Exhibit 4.23, no Affiliate of the Company, directly or indirectly,
          ------------
transacts any business with the Company, except for employment arrangements covered by the terms of Section 6.08 below.

          4.24  SBA Forms and Representations.  Attached hereto as Exhibits
                -----------------------------                      -------
 4.24(a), 4.24(b), 4.24(c) and 4.24(d), respectively, are complete copies of
--------------------------------------
the Size Status Declaration (SBA Form 480), the Assurance of Compliance for Non-Discrimination (SBA Form 652), the Portfolio Financing Report (SBA Form 1031) and the Economic Impact Assessment signed where required by the Company and furnished to Allied (collectively, the "SBA Forms").

          4.25  Investment Company Act Representations.  The Company is not and
                --------------------------------------
does not intend to become, an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "40 Act"), and neither the Company nor any of its officers, directors, partners or controlling persons is an "associate" of any Lender, as such terms are defined in Section 107.3 of the amended Regulations promulgated under the SBA Act, nor an "affiliated person" of any Lender, as such term is defined in
Section 2(a)(3) of the 40 Act.

          4.26  General Legal Compliance.  To the best of the Company's
                ------------------------
knowledge, the Company is not in violation of any Applicable Law that would apply to it or to its business, the violation of which would have a material adverse effect on the Company, its business, or its prospects.

          4.27  Environmental Legal Compliance.  Without limiting the
                ------------------------------
generality of the representation and warranty made in Section 4.26 above, to the best of the Company's knowledge, the Company is not in violation of any applicable Environmental Law, which violation would have a material adverse4975 effect on the Company or its business or prospects, and the Company has not been notified of any action, suit, proceeding or investigation which calls into question compliance by the Company with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material. As used in this Agreement, the term "Environmental Law" shall mean, collectively, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. (S)9601 et seq. ("CERCLA"); the Solid Waste Disposal Act, as amended, 42 U.S.C. (S)6901 et seq.("SWDA") including the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. (S)6901 et seq. ("RCRA"); the Clean Water Act, as amended, 42 U.S.C.
(S)1251 et seq.("CWA"); the Clean Air Act, as amended, 42 U.S.C. (S)7401 et seq.; any "superfund" or "superlien" law; and any other Applicable Law regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, and the term "Hazardous Material" shall mean and include any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.


          4.28  Employee Benefit Matters.  There is no existing single-employer
                ------------------------
plan defined in Section 4021(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") as to which the Company is, or immediately after the Closing will be, an "employer" or a "substantial employer" as defined in Sections 3(5) and 4001(a)(2) of ERISA, respectively. Attached hereto as Exhibit
                                                                         -------
4.28 is an accurate and complete list of each plan described in Section 4021(a)
----
of ERISA, as to which the Company is assuming any liability or will be liable to make contributions or for the payment of benefits. The Company has made available to Allied true and complete copies of each of the plans listed on

Exhibit 4.28 attached hereto.  To the best knowledge of the Company, there have
------------
been no "reportable events" as set forth in Section 4043(b) of ERISA with respect to any such plan, and no termination of any such plan since the effective date of ERISA which could result in any tax, penalty or liability being imposed upon the Company. The Company has not participated in, and the execution and delivery of this Agreement by the Company will not involve, any "prohibited transaction" (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended) that could subject the Company to any tax or penalty imposed by Section 4975 of the Internal Revenue Code of 1986, as amended. To the best knowledge of the Company, no predecessor-in-interest to the Company has participated in any "prohibited transaction" (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended) that could subject the Company to any tax or penalty imposed by Section 4975 of the Internal Revenue Code of

1986, as amended. Since the effective date of ERISA, neither the Company, nor, to the best knowledge of the Company, any predecessor-in-interest to the Company, has incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, to which the Company could be subject or for which it might be liable. The Company is not, and immediately after the Closing will not be, a party to, and none of the operations of the Company is, or after the Closing will be, covered by, a "multiemployer plan", as defined in Section 3(37) of ERISA.

          4.29  Collective Bargaining.  The Company is not, and after the
                ---------------------
Closing will not be, a party to or subject to any collective bargaining agreements or union contracts. There are no labor disputes pending or threatened against the Company or, to the best knowledge of the Company, between the Company and its employees which have affected, or so far as the Company can reasonably foresee may affect, materially and adversely the business or condition of the Company or the Company's business or prospects.

          4.30  Employees.  Attached hereto as Exhibit 4.30 is an accurate and
                ---------                      ------------
complete list of all employment and compensation contracts, including all retirement benefit agreements not disclosed on Exhibit 4.28, between the Company
                                               ------------
and officers and executives of the Company. The Company has made available to the Lenders accurate and complete copies of all such contracts. No officer of the Company has advised the Company (orally or in writing) that he or she intends to terminate employment with the Company.

          4.31  Brokers.  Except for a fee payable by the Company as set forth
                -------
in the engagement letter between the Company and Legg Mason Wood Walker, Incorporated, the Company has no knowledge of any brokerage fees due for the transactions contemplated hereby and will indemnify Lenders for any claims with respect thereto.

                       ARTICLE V:  AFFIRMATIVE COVENANTS

          Until the Debentures are repaid in full and each of the other Obligations has been satisfied in full and discharged and as long as Allied holds an equity interest in Nobel, the Company covenants and agrees to do all of the following:

          5.01  Monthly Financials.  The Company shall forward, or cause to be
                ------------------
forwarded, to Lenders the Company's monthly year-to-date financial statements prepared in accordance with generally accepted accounting principles, consistently applied within 45 days from the end of each month, together with a monthly one-page management summary description of operations. In addition, the Company shall forward, or cause to be forwarded, to Lenders any materials distributed to the members of the board of directors.

          5.02  Certification of Non-Default.  The Company shall provide to the
                ----------------------------
Lenders in writing each calendar quarter an officer's certificate, signed by Nobel's President or Chief Financial Officer or Comptroller, certifying that no Event of Default has occurred under this Agreement, or if any such Event of Default exists, stating the nature of such Event of Default.

          5.03  Annual Audit.  The Company shall forward, or cause to be
                ------------
forwarded, to Lenders the Company's audited year-end balance sheet, profit and loss statement and cash flow statement, without qualification thereof, within 90 days of such accounting year-end, which shall be prepared at the Company's sole expense by an independent accounting firm acceptable to the Lenders according to generally accepted accounting principles, consistently applied. For purpose of this Agreement, unless notice is expressly given to the contrary by any Lender, all national and major regional firms shall be considered acceptable to the Lenders.

          5.04  Notice of Filings.  Within 30 days of filing, the Company shall
                -----------------
provide the Lenders with copies of all returns and documents (other than federal, state and local tax returns, which shall be provided only upon request) filed by the Company with federal, state or local government agencies, including, without limitation, the U.S. Internal Revenue Service, the U.S. Environmental Protection Agency, the U.S. Occupational Safety & Health Administration, the U.S. Small Business Administration, the U.S. Securities & Exchange Commission (the "SEC").

          5.05  Notice of Litigation.  The Company shall notify the Lenders of
                --------------------
any material litigation to which the Company is a party by mailing to the Lenders, by U.S. registered mail, within 30 days of receipt thereof, a copy of the Complaint, Motion for Judgment or other such pleadings served on or by the Company. As to any material litigation to which the Company is not a party but which could substantially affect the Collateral or the operation of the Company, the Company shall notify the Lenders by mailing to the Lenders, by U.S. registered mail, a copy of all pleadings obtained by the Company in regard to such litigation, or if no pleadings are obtained, a letter setting out the facts known about the litigation within 30 days of receipt thereof; provided, however, that the Company shall not be obliged by this Section 5.05 to give notice of suits where the Company is a creditor seeking collection of one or more Accounts.

          5.06  Notice of Defaults or Judgments.  The Company shall give the
                -------------------------------
Lenders notice of any default declared with respect to any material lease or loan of the Company or any judgment entered against the Company, by mailing an accurate and complete copy thereof to Lenders within ten days of receipt thereof by the Company.

          5.07  Financial Covenant  The Company shall, at all times, comply with
                ------------------
and maintain the financial covenant(s) set forth below:

          (a) Total Debt to Net Worth.  The Company will maintain on a
              -----------------------
consolidated basis a ratio of Total Debt to Net Worth of not more than (i) 2.65 to 1.0 as of the date of Closing and at all times thereafter through December 30, 1996; (ii) 2.50 to 1.0 as of December 31, 1996 and at all times thereafter through December 30, 1997; (iii) 2.0 to 1.0 as of December 31, 1997 and at all times thereafter through December 30, 1998; (iv) 1.75 to 1.0 as of December 31, 1998 and at all times thereafter through December 30, 1999; and (v)
1.50 to 1.0 as of December 31, 1999 and at all times thereafter. Such ratio shall be tested by Lender on a quarterly basis on the last day of each calendar quarter.

          (b) Debt Service Coverage Ratio.  The Company will maintain on a
              ----------------------------
consolidated and rolling twelve (12) month basis a Debt Service Coverage Ratio of not less than 1.3 to 1.0 as of the date of Closing and as of the last day of each calendar quarter thereafter.

          5.08  Insurance.  Attached hereto as Exhibit 5.08 is an accurate and
                ---------                      ------------
complete list of all insurance policies and binders presently providing coverage to the Company or any of its assets, including all insurance providing coverage with respect to any of the Collateral. The Company has made available to Allied copies of appropriate insurance certificates and accurate and complete copies of the insurance binders or policies for all of the insurance listed in Exhibit
                                                                     -------
5.08.  At all times until all of the Obligations have been satisfied in full,
----
the Company shall maintain all such insurance or equivalent replacement insurance in full force and effect.

          5.09  Use of Proceeds.  The Company shall use the proceeds from the
                ---------------
Debentures and the sale of the Shares for the refinance of the existing bank debt, for acquisitions and new campus openings, and for transaction expenses and general corporate purposes.

          5.10  Payments and Obligations.  The Company shall promptly make all
                ------------------------
payments of principal, interest and other charges as and when due under the Debentures, shall timely perform or comply with, as the case may be, all of the other Obligations, and shall comply in all respects with all terms, conditions and covenants of all this Agreement and the other Loan Documents.

          5.11  Other Debts.  The Company shall promptly make all payments of
                -----------
principal and interest as and when due under any other debt obligations of the Company, but nothing herein shall require the Company to pay any amounts that it in good faith believes is not due and owing or as to which it believes it has adequate defenses; provided, however, that this covenant shall not be construed as permitting any other debt obligations of the Company or as permitting the making of any payments on account of any other debt obligations of the Company that are not otherwise permitted by the terms and conditions of this Agreement.

          5.12  Information Requests.  The Company shall furnish from time to
                --------------------
time to any Lender all information such Lender may reasonably request to enable such Lender to prepare and file any form required of such Lender by the SEC, or any other regulatory authority.

          5.13  Credit Checks; Access to Records.  The Company shall permit any
                --------------------------------
authorized representative(s) of any Lender and their attorney(s) and accountant(s) to obtain credit and other background information on the Company, and to inspect, examine and make copies and abstracts of the books of account and records of the Company at reasonable times during normal business hours. The Company shall allow Lenders or their agent(s) to conduct reasonable interviews with the Company's outside accountants, who, by this covenant, are hereby irrevocably instructed to respond to such inquiries as fully as if made by the Company itself. The Lenders shall hold all non-public information furnished to them under this Agreement pertaining to the Company or its directors and officers in confidence and shall not disclose it to any person, other than Lenders' counsel, accountants, or financial advisers, or use it for any purpose other than in connection with Lenders' investment in the Company.

          5.14  Maintain Copies; Financing Statements.  The Company shall
                -------------------------------------
maintain an original or a true copy of this Agreement and any modifications hereof, which shall be available for inspection as called for herein or in the Debentures. The Company shall pay the taxes and costs of, or incidental to, any recording or filing of any of the Security Documents and any financing statements concerning the Collateral. The Company agrees that a photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

          5.15  Maintain Existence.  The Company shall take or cause to be taken
                ------------------
all steps and perform or cause to be performed all actions necessary or appropriate to preserve and keep in full force and effect its existence as a corporation and its right to conduct its business in a prudent and lawful manner in all jurisdictions in which it conducts business. Nothing in this Section
5.15 shall prohibit a Subsidiary from merging or consolidating with or into (i) Nobel or another Subsidiary, or (ii) any other entity, to the extent necessary to complete an acquisition of such entity or its assets by the Company.

          5.16  Protect the Collateral.  The Company shall take or cause to be
                ----------------------
taken all steps and perform or cause to be performed all actions necessary or appropriate to administer, supervise, preserve and protect the Collateral and to maintain the Lenders' perfected security interest in the Collateral.

          5.17  Board of Directors Meetings.  Nobel shall hold meetings of its
                ---------------------------
Board of Directors not less than once per quarter, and shall provide Allied with reasonable notice of such meetings. If requested by Allied, Nobel shall use its best efforts to cause the election to Nobel's Board of Directors one member nominated by Allied. Pursuant to the Management Agreement in the form of

Exhibit 5.17 hereto, certain stockholders of Nobel have agreed to vote for one
------------
member of Nobel's Board of Directors nominated by Allied. If Allied chooses not to participate on the Board, it shall have the right to have an observer attend each Board meeting. Nobel shall reimburse the Allied Board member or one observer from Allied for his reasonable out-of-pocket travel and lodging expenses. The Allied representative on the Board of Directors or Allied observer at board meetings shall be either Thomas Westbrook or Cabell Williams, or such other person designated by Allied as may be reasonably satisfactory to the Company.

          5.18  Termination of Affirmative Covenants.  At such time as the
                ------------------------------------
Debentures have been paid in full, the Warrants have not been exercised and the Shares have not been converted into shares of Common Stock, (each to the extent as provided in the following sentence), the obligations set forth in Sections 5.02, 5.03, 5.04, 5.07, 5.08 and 5.09 shall terminate. Thereafter, at such time as Allied has purchased at least 75% of the shares of Common Stock purchasable under the Warrants and has converted at least 75% of the Shares into shares of Common Stock, all of the remaining obligations set forth in this Article V shall terminate.

                        ARTICLE VI:  NEGATIVE COVENANTS

          Until the Debentures are repaid in full and each of the other Obligations has been satisfied in full and discharged and so long as Allied holds an equity interest in the Company, the Company covenants and agrees with the Lenders not to do any of the following, without the prior written consent of
            ---
the Lenders (which consent may be withheld by Lenders in Lenders' discretion for any reason whatsoever, except in the case of the action contemplated by Section
6.01 as to which Lenders agree not to unreasonably withhold their approval):

          6.01  Change of Chief Executive Officer.  Nobel shall not change its
                ---------------------------------
Chief Executive Officer.

          6.02  Dividends.  Nobel shall not declare or pay any cash, stock or
                ---------
other dividend or distribution on any class of stock so long as a material default hereunder, or under the Debentures, exists; provided, however, Nobel may pay a dividend to holders of its outstanding Series A Preferred Stock in an aggregate amount not to exceed $200,000 per year if no such material default exists.

          6.03  Change of Site, Etc.  The Company shall not change the physical
                --------------------
location of its headquarters without thirty (30) days prior written notice to Lenders, or expend or invest any funds in any manner not strictly related to its existing business.

          6.04  Judgments.  The Company shall not permit any material judgment
                ---------
obtained against the Company to remain unpaid for over thirty (30) days without obtaining a stay of execution or bond.

          6.05  Dissipation of Assets.  The Company shall not Transfer or in any
                ---------------------
other manner convey or dispose of any equitable, beneficial or legal interest in any of the Collateral or any of its other material assets (if any) necessary to run its business with a value greater than $1,000,000, or dissolve and liquidate, or merge or consolidate with another company that results in a Transfer of the Company's Business, provided that no Event of Default shall occur if the Debentures are paid in full at the time of such Transfer as provided in the Debentures. This Section 6.05 shall not be interpreted as prohibiting the sale by the Company of its real property assets.

          6.06  No Encumbrances.  The Company shall not permit to exist against
                 ---------------
any of the Collateral or any of its other material assets (if any) any lien, mortgage, pledge, security interest, title retention device, or other encumbrance junior or senior to the liens and security interests of Lenders under the Security Documents, except for the Permitted Encumbrances.

          6.07  Major Expenditures.  The Company shall not make expenditures for
                 ------------------
capital improvements, acquisitions or otherwise in any fiscal year in excess of Two Hundred Fifty Thousand Dollars ($250,000), unless and to the extent such expenditures are included in an annual budget approved by the Company's Board of Directors each year (the "Annual Budget"), or made in connection with acquisitions that have been approved by the Board of Directors of the Company.

          6.08  Employee Compensation.  The Company shall not pay wages,
                ---------------------
salaries, loans, advances, or other payments to, or on behalf of, any officer of the Company (any such, "Employee Compensation") which, in total, are in excess of the amounts established by a Compensation Committee, of which a majority of the committee members are non-management directors.

         6.09  Inside Transactions.  The Company shall not purchase or sell any
               -------------------
property or services, nor borrow or lend money or property from or to, or co-invest in, any transaction with any officer, director, or Affiliate of the Company, unless such transaction has been approved by a majority of the directors of the Company who are not parties to the transaction in question, and except for employment compensation arrangements consistent with the requirements imposed pursuant to Section 6.08 above.

          6.10  Additional Debts and Liabilities.
                --------------------------------

                 (a)  In General.  The Company shall not incur any additional
                       ----------
indebtedness or create or incur any contingent liability to pay the indebtedness of third parties (including guaranties or endorsements) other than: (i) the Obligations; (ii) the Permitted Senior Debt; (iii) the Permitted Seller Debt;
(iv) Existing Secured Debt; (v) trade debt or short-term working capital debt incurred in the normal and ordinary course of the Company's business; (vi) depositing checks and other instruments for the payment of money acquired in the ordinary course of business; (vii) purchase money obligations entered into in the ordinary course of the Company's business other than transactions that result in Permitted Seller Debt; and (viii) a guarantee of the indebtedness of Child Care Investors, L.P., to Fidelity Bank in the aggregate principal amount of $1,200,000.

                 (b)  Incurring Permitted Seller Debt.  After the Closing, the
                      -------------------------------
Company may incur Permitted Seller Debt as long as no other default hereunder exists or would exist, giving effect to such Permitted Seller Debt.

                 (c)  Incurring Permitted Senior Debt.  After the Closing, the
                      -------------------------------
Company may incur or refinance Permitted Senior Debt provided that, giving effect to such Permitted Senior Debt: (i) the following ratios are not violated,
(ii) the aggregate amount of Permitted

Senior Debt does not exceed $25,000,000, and (iii) no other default hereunder exists or would exist:

               A.  Permitted Senior Debt to EBIT.  Permitted Senior Debt to EBIT
                   -----------------------------
          (for the twelve (12) month period ending on the last day of the month preceding the month in which such Permitted Senior Debt is incurred or refinanced) of not more than (i) 4.5 to 1.0 as of the date of Closing and at all times thereafter through December 30, 1995; (ii) 4.0 to 1.0 as of December 31, 1995 and at all times thereafter through December 30, 1996; (iii) 3.75 to 1.0 as of December 31, 1996 and at all times thereafter through December 30, 1997; (iv) 3.0 to 1.0 as of December 31, 1997 and at all times thereafter through December 30, 1998; (v)
          2.5 to 1.0 as of December 31, 1998 and at all times thereafter through December 30, 1999; and (vi) 2.0 to 1.0 as of December 31, 1999 and at all times thereafter..

               B.  Permitted Senior Debt to Net Worth.  Permitted Senior Debt to
                   ----------------------------------
          Net Worth (as of the last day of the month preceding the month in which such Permitted Senior Debt is incurred or refinanced) of not more than (i) 1.4 to 1.0 as of the date of Closing and at all times thereafter through December 30, 1997; (ii) 1.3 to 1.0 as of December 31, 1997 and at all times thereafter through December 30, 1999; (iii)
          1.2 to 1.0 as of December 31, 1999 and at all times thereafter.

               (d)  Compliance Certification.  Prior to incurring any
                    ------------------------
obligation in connection with Permitted Seller Debt or Permitted Senior Debt, the Company must provide Lenders with a certificate executed by the Chief Financial Officer or Controller of Nobel (i) setting forth the information and computations (in sufficient detail) required in order to establish, on a pro forma basis, giving effect to the Permitted Seller Debt or the Permitted Senior Debt, as the case may be, whether the Company would be operating in compliance with the requirements set forth in subparagraph (b) or (c), as the case may be; and (ii) certifying that as of the date of such certification, there does not exist any Event of Default or any occurrence or state of affairs which with the giving of notice, passage of time or both would constitute an Event of Default.

               (e)  Bank Loan Agreement.  The covenants set forth in Section
                    -------------------
6.10(c) shall not affect the ability of the Company to draw on funds available under the Bank Loan Agreement.

               (f)  Future Subordination Agreements.  In the event the Company
                    -------------------------------
incurs Permitted Senior Debt in compliance with this Agreement, Lenders hereby agree to execute a subordination agreement with the lender of the Permitted Senior Debt on terms substantially similar to those of the Subordination Agreement, or otherwise reasonably acceptable to Lenders.


          6.11  No Adverse Actions.  The Company shall not, by amendment to the
                ------------------
Company Constituent Documents or through any reorganization, reclassification, consolidation, merger, sale of assets, Act of Dissolution, issuance or Transfer of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms, covenants and conditions of this Agreement or any of the other Loan Documents, but shall at all times carry out in good faith all such terms and take all such actions as may be necessary or appropriate to protect the rights of the Lenders hereunder and under each of the Loan Documents.

          6.12  Termination of Negative Covenants.  At such time as the
                ---------------------------------
Debentures have been paid in full, but the Warrants have not been exercised and the Shares have not been converted into shares of Common Stock, (each to the extent as provided in the following sentence), the obligations set forth in Sections 6.01, 6.02, 6.03, 6.04, 6.06, 6.07 and 6.10 shall terminate.
Thereafter, at such time as Allied has purchased at least 75% of the shares of Common Stock purchasable under the Warrants and has converted at least 75% of the Shares into shares of Common Stock, all of the remaining obligations set forth in this Article VI shall terminate.

          6.13  Operating Leases.  Nothing herein shall prohibit the Company
                ----------------
from selling its real estate and leasing it back under leases that will be treated as operating leases for financial reporting purposes, or from entering into build-to-suit arrangements with W.P. Carey or other persons pursuant to which they will build new schools and centers to the Company's specifications and lease them to the Company under leases treated as operating leases for financial reporting purposes.


               ARTICLE VII:  FEES, EXPENSES AND INDEMNIFICATION

          7.01  Fees and Expenses.  The Company shall pay:
                -----------------

                (a) A commitment fee to Lenders, shared ratably among the Lenders, of One Hundred Thirty Thousand Dollars ($130,000), of which Sixty-Five Thousand Dollars ($65,000) was paid at the time of the execution and delivery of the commitment letter and the balance of Sixty-Five Thousand Dollars ($65,000) is due and payable in full at Closing;

                (b) All reasonable fees and disbursements for work done for the Lenders by the Lenders' attorneys and legal staff (whether by outside counsel or the legal staff of Allied Capital Advisers, Inc.); and

                (c) A processing fee equal to all reasonable out-of-pocket costs and expenses up to a maximum of $1,000, incurred by the Lenders or Allied Capital Advisers, Inc. in connection with performing a due diligence examination of the Company and the Company's business.

          All amounts described in this Section 7.01 shall be due and payable in full by the Lenders at the Closing.


          7.02  Indemnification.  In addition to its indemnification provisions
                ---------------
contained elsewhere herein and in the other Loan Documents, the Company agrees to indemnify, defend and hold harmless each of the Lenders and each of their respective officers, directors, partners, employees, agents and controlling persons (collectively, the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities and related expenses, including reasonable attorneys' fees and expenses, incurred by or asserted against any of the Indemnified Parties by any third parties arising out of, in any way in connection with, or as a result of:
(i) this Agreement and the other Loan Documents, (ii) the performance by the Lenders and Loan Parties of their respective obligations hereunder and thereunder and consummation of the transactions contemplated hereby and thereby;
(iii) the occurrence of any Event of Default hereunder or any event that would constitute an Event of Default but for the giving of notice and/or passage of time; (iv) any federal, state or local transfer or recording taxes or filing fees which may become payable in connection with this transaction; (v) the spilling, leaking, pumping, pouring, unsettling, discharging, leaching or releasing of any Hazardous Materials on any of the Real Property or any other property owned by the Company; (vi) any violations by the Company of any other Environmental Law, regulation or ordinance; (vii) any brokerage, finders, or other fees in connection with the transactions contemplated by this Agreement; or (viii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of the Indemnified Parties is a party thereto; provided, however, any such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from the gross negligence or willful misconduct of any of the Lenders or breach of this Agreement by the Lenders.

          7.03  Survival; Timing of Payments.  The provisions of this Article
                ----------------------------
VII and any other indemnification provisions contained in this Agreement and the other Loan Documents shall survive and remain operative and in full force and effect regardless of the termination of this Agreement or expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Debentures and satisfaction and discharge of the other Obligations, the invalidity or unenforceability of any term or provision of this Agreement, the Debentures or any Security Documents, or any investigation made by or on behalf of any of the Lenders. Except as provided to the contrary, all amounts due under this Article VIII shall be payable on written demand therefor.

                       ARTICLE VIII:  DEFAULT PROVISIONS

          The occurrence of any of the events specified below in this Article VIII (any such, an "Event of Default") shall constitute an immediate breach of, and default under, this Agreement entitling the Lenders to exercise all of the rights and remedies specified in this Agreement, in the Security Documents, in any other Loan Document, and under all Applicable Laws, without the obligation to furnish any further notice or opportunity to cure (beyond that specified in the applicable sections of this Article VIII), all of which are hereby expressly waived by the Company and all other Loan Parties:

          8.01  Monetary Defaults.  Any installment payment of principal,
                -----------------
interest or other charge under any of the Debentures is not received by the Lenders within 15 calendar days of the due date thereof, or any other monetary Obligation is not fully paid and discharged within 15 calendar days of the due date thereof.

          8.02  Other Breaches.  The Company or any other Loan Party shall fail
                --------------
to comply with their respective affirmative or negative covenants, agreements and undertakings in this Agreement, the Debentures or any of the Security Documents and such failure shall continue for a period of 15 calendar days from the date of the delivery of written notice thereof from any Lender.

          8.03  Misrepresentation.  Any representation or warranty made by the
                -----------------
Company in this Agreement, in any of the Security Documents, any of the other Loan Documents, shall be untrue in any material respect and shall remain so after ten days' written notice.

          8.04  Transfer of Company Business.  Any Transfer of Company's
                ----------------------------
Business shall occur.

          8.05  Act of Bankruptcy or Dissolution.  Any Act of Bankruptcy or Act
                --------------------------------
of Dissolution shall have occurred with respect to the Company or any other Loan Party.

          8.06  Other Loan Document Defaults.  The Company or any other Loan
                ----------------------------
Party shall be in default under any of the other Loan Documents (after taking into account the giving of any notice and the expiration of the applicable cure period (if any) required pursuant to the applicable terms of such other Loan Document or Loan Documents).

          8.07  Other Defaults Generally.  Any default shall have been declared
                ------------------------
(after giving effect to any applicable notice and/or grace periods) under any material lease, material contract, or other material obligation of the Company. For purposes of this Section 8.07, "material" shall mean requiring payment during the term of such obligation of an amount equal to or greater than $250,000.

          8.08  Loss of Key Employee.  A. J. Clegg is no longer employed by
                --------------------
Nobel as Chief Executive Officer (except due to death or disability) or does not give his primary attention to the Company's business, except a change may be made by the Board of Directors of Nobel if the new Chief Executive Officer is reasonably acceptable to Lenders.


                         ARTICLE IX:  CERTAIN REMEDIES

          Upon the occurrence of an Event of Default under this Agreement, subject to the rights of the holders of the Permitted Senior Debt under the Subordination Agreement, each of the Lenders shall be entitled to exercise any or all of the following rights and remedies, in addition to such other rights and remedies as may be provided for in the other Loan Documents or as may be available at law or in equity:

          9.01  Acceleration.  Following the occurrence of an Event of Default,
                ------------
any of the Lenders may, at their option, accelerate the maturity of each of the Debentures and all other Obligations and demand immediate payment in full of all amounts payable under the Debentures and all of the Obligations, without presentment, demand, protest, or further notice by any of the Lenders to the Company, all of which are hereby expressly waived by the Company.

          9.02  Sale of Collateral.  Following the occurrence of an Event of
                ------------------
Default, any of the Lenders may sell, assign, and deliver the whole or any part of the Collateral, as more fully described in the Security Agreement.

          9.03  Collections, Compromises, Etc.  Following the occurrence of an
                ------------------------------
Event of Default, any of the Lenders are empowered to collect or cause to be collected or otherwise to be converted into money all or any part of the Collateral, by suit or otherwise, and to surrender, compromise, release, renew, extend, exchange or substitute any item of the Collateral in transactions with the Company or any third party, irrespective of any assignment thereof by the Company, and without prior notice to or consent of the Company or any assignee.

          9.04  Costs.  The Company shall pay all expenses of any nature,
                -----
whether incurred in or out of court, and whether incurred before or after the Debentures shall become due at their maturity date or otherwise (including, but not limited to, reasonable attorneys' fees and costs) which Lenders may deem necessary or proper in connection with the collection of any of the Obligations or the administration, supervision, preservation, protection of (including, but not limited to, the maintenance of adequate insurance) or the realization upon, any of the Collateral. The Lenders are authorized to pay at any time and from time to time any or all of such expenses, to add the amount of such payment to the amount of principal outstanding under the Debentures, and to charge interest thereon at the rate specified in the Debentures.

          9.05  Remedies Non-Exclusive.  None of the rights, remedies,
                ----------------------
privileges or powers of the Lenders expressly provided for herein shall be exclusive, but each of them shall be cumulative with, and in addition to, every other right, remedy, privilege and power now or hereafter existing in favor of the Lenders, whether pursuant to the other Loan Documents, at law or in equity, by statute or otherwise.


                           ARTICLE X:  MISCELLANEOUS

          10.01  Non-Waiver.  No course of dealing between a Lender and any
                 ----------
other party hereto or any failure or delay on the part of a Lender in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of any Lender under this or any other applicable instrument. No single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

          10.02  Security Interest Not Impaired.  The security interest of the
                 ------------------------------
Lenders and their assigns shall not be impaired by a Lender's sale, hypothecation or re-hypothecation of a Debenture, or by any indulgence, including, but not limited to:

                 (a) Any renewal, extension, or modification which a Lender may grant with respect to the Obligations or any part thereof;

                 (b) Any surrender, compromise, release, renewal, extension, exchange, or substitution which a Lender may grant with respect to the Collateral or any portion thereof; or

                 (c) Any indulgence granted in respect of any endorser, guarantor or surety.

          The purchaser, assignee, transferee or pledgee of the Debentures, Collateral, any guaranty, or any other Loan Document (or any of them), sold, assigned, transferred, pledged or repledged shall forthwith become vested with, and entitled to exercise, all powers and rights given by this Agreement to Lenders, as if said purchaser, assignee, transferee or pledgee were originally named in this Agreement in place of the Lenders.

          10.03  Notices.  All notices or communications under this Agreement
                 -------
or the prepaid, or delivered to the following addresses (or to such other address as shall at any time be designated by any party in writing to the other parties):


     To the Lenders:     Allied Capital Corporation
                              - and -
                         Allied Capital Corporation II
                              - and -
                         Allied Investment Corporation
                              - and -
                         Allied Capital Corporation
                         c/o Allied Capital Corporation
                         1666 K Street, N.W., Ninth Floor
                         Washington, D.C.  20006
                         Attention:  G. Cabell Williams III, President

     With a copy to      Piper & Marbury, L.L.P
                         1200 Nineteenth Street, N.W.
                         Washington, D.C.  20036
                         Attention:  Anthony H. Rickert, Esquire

     To the Company:     Nobel Education Dynamics, Inc.
                         Rose Tree Corporate Center II
                         1400 N. Providence Road
                         Suite 3055

                         Media, PA 19063
                         Attention:  A. J. Clegg, President

     with a copy to:     Drinker Biddle & Reath
                         1000 Westlakes Drive
                         Berwyn, PA 19312-2409
                         Attention:  Robert H. Strouse, Esquire

     Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the effectiveness or the date of delivery for any notice sent in accordance with the foregoing provisions. Each such notice, request or other communication shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of the messenger or the answer back being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by addressee upon presentation.

          10.04  Binding Agreement;Limitation on Transfer.  This Agreement
                 ----------------------------------------
shall bind and inure to the benefit of each of the Lenders, the Company any other Loan Parties, and to the extent provided herein, their respective heirs, successors and assigns. Allied shall not transfer or assign the Debentures or any of the Loan Documents to any third party not affiliated with Allied without the prior written consent of Nobel.

          10.05  Entire Agreement; Integration Clause.  This Agreement, the
                 ------------------------------------
Exhibits hereto, and the other Loan Documents set forth the entire agreements and understandings of the parties hereto with respect to this transaction, and any prior agreements are hereby merged herein and terminated.

          10.06  No Oral Modification or Waivers.  The terms herein may not be
                 -------------------------------
modified or waived orally, but only by an instrument in writing signed by the party against which enforcement of the modification or waiver (as the case may be) is sought.

          10.07  Relationship of the Parties; Advice of Counsel.  This Agreement
                 ----------------------------------------------
provides for the making of an investment in the form of secured loans made by the Lenders, in their capacity as lenders, to the Company, in its capacity as borrower, and for the payment of interest and repayment of principal by the Company to Lenders. The provisions herein for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of the Lenders to protect their interests as lenders in assuring payments of interest and repayment of principal, and nothing contained in this Agreement shall be construed as permitting or obligating the Lenders to act as financial or business advisors or consultants to the Company, as permitting or obligating Lenders to control the Company or to conduct the Company's operations, as creating any fiduciary obligation on the part of the Lenders to the Company, or as creating any joint venture, agency or other relationship between the parties other than as explicitly and specifically stated in this Agreement. A Lender is not (and shall not be construed as) a partner, joint venturer, alter-ego, manager, controlling person, operator or other business participant of any kind of the Company; neither Lenders nor the Company intend that the Lenders assume such status, and, accordingly, the Lenders shall not be deemed responsible for (or a participant in) any acts or omissions of the Company. The Company and each of the other Loan Parties each represent and warrant to the Lenders that they have had the advice of experienced counsel of their own choosing in connection with the negotiation and execution of this Agreement and with respect to all matters contained herein.

          10.08  Controlling Law.  This Agreement and each of the other Loan
                 ---------------
Documents shall be governed by, and interpreted and construed in accordance with, the internal laws of the State of Maryland (without regard to its conflicts of law principles).

          10.09  Venue; Personal Jurisdiction; Full Faith and Credit; Personal
                 -------------------------------------------------------------
Service.
-------

                 (a) Venue for the adjudication of any claim or dispute arising out of this Agreement or any of the other Loan Documents shall be proper only in the state or federal courts of the State of Maryland, and all parties to this Agreement and the other Loan Documents hereby consent to such venue and agree that it shall not be not inconvenient and not subject to review by any court other than such courts in Maryland;

                 (b) The Company and each of the other Loan Parties intend and agree that the courts of the jurisdictions in which the Company is formed and in which the Company conducts its business should afford full faith and credit to any judgment rendered by a court of the State of Maryland against the Company or any other Loan Party under this Agreement and the other Loan Documents, and the Company and each other Loan Party under this Agreement and the other Loan Documents each intend and agree that such courts should hold that the Maryland courts have jurisdiction to enter a valid, in persona judgment against the Company or such other Loan Party(ies), as the case may be;

                 (c) The Company and each other Loan Party agree that service of any summons and complaint, and other process which may be served in any suit, action or other proceeding, may be made by mailing via U.S. certified or registered mail or by hand-delivering a copy of such process to the Company or such other Loan Party (as applicable) at its address specified above; and

                 (d) The Company and each other Loan Party all expressly acknowledge and agree that the provisions of this Section 10.09 are reasonable and made for the express benefit of each of the Lenders.

          10.10  Waiver of Trial by Jury.  Each party to this Agreement agrees
                 -----------------------
that any suit, action or proceeding, whether claim, defense or counterclaim, brought or instituted by any party hereto or any successor or assign of any party on or with respect to this Agreement or any other Loan Document or which in any way relates, directly or indirectly, to the Debentures or any event, transaction or occurrence arising out of or in any way connected with this Agreement, the other Loan Documents or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT IT MAKES THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH, OR THE OPPORTUNITY TO CONSULT WITH, COUNSEL OF ITS CHOICE.

          10.11  Costs and Fees Related to Enforcement or a Successful Defense.
                 -------------------------------------------------------------
Without limiting the Lenders' entitlements under Section 9.04 above, the Company and each other Loan Party, severally and not jointly (each, a "Reimbursing Party"), hereby agrees to reimburse the Lenders for any and all costs and fees, including reasonable attorneys' fees and expenses, incurred by any of the Lenders or their Affiliates in connection with: (i) any suit, action, claim or other activity of the Lenders to collect the Obligations or any portion thereof or to enforce any of the provisions of this Agreement or any other Loan Document against such Reimbursing Party; and (ii) any suit, action, claim or other liability asserted against any of the Lenders or their Affiliates by such Reimbursing Party in any case in which such Reimbursing Party does not prevail with respect to substantially all of its or his claim.

          10.12  Independent Covenant to Make Payments.  The payment and
                 -------------------------------------
performance by the Company and any other Loan Party of all of the Obligations shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim the Company or any other Loan Party might otherwise have against any of the Lenders, and the Company and each other Loan Party shall pay and perform all of the Obligations (to the extent applicable to him or it), free of any deductions and without abatement, diminution, recoupment, counterclaim or set-off. Until payment in full of all of the Obligations, the Company shall: (a) not suspend or discontinue any payments required pursuant to the Debentures, this Agreement or any other Loan Documents; and (b) perform and observe all of the other terms and provisions of all of the Loan Documents.

          10.13  Headings.  The headings of the paragraphs and sub-paragraphs
                 --------
of this Agreement and the other Loan Documents are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or the other Loan Documents.

          10.14  Severability.  To the extent any provision herein violates any
                 ------------
applicable law, that provision shall be considered void and the balance of this Agreement shall remain unchanged and in full force and effect.

          10.15  Counterparts.  This Agreement may be executed in as many
                 ------------
counterpart copies as may be required. It shall not be necessary that the signature of, or on behalf of, each party appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties.

          10.16  Deliveries to Lenders.  To the extent the terms of this
                 ---------------------
Agreement or any of the other Loan Documents require the Company to deliver any documents or other materials to any or all of the Lenders, then, until such time as Allied (or one or more Affiliates of Allied) shall no longer hold complete title to each of the Debentures, the Company may fully satisfy and discharge such requirement by delivering a single copy of the document(s) or other material(s) in question to the Lenders' notice party identified in Section 10.03 above in lieu of separate deliveries to each of the Lenders. Following a complete or partial Transfer by Allied of any its right, title or interest in and to any of the Debentures to one or more Persons that is not an Affiliate of Allied, then the Company shall be required to deliver copies of the document(s) or other material(s) in question to each of the Lenders separately.

          10.17  Consent and Approval of Lenders.  To the extent the terms of
                 -------------------------------
this Agreement or any of the other Loan Documents require the Company to obtain the consent or approval of each of the Lenders, then, until such time as Allied (or one or more Affiliates of Allied) shall no longer hold complete title to each of the Debentures, the Company may fully satisfy and discharge such requirement by obtaining the consent or approval (in writing if necessary) of the holder of not less than 55% of the outstanding principal balance of the Debentures in lieu of the separate consent or approval of each of the Lenders. Following a complete or partial Transfer by Allied of any its right, title or interest in and to any of the Debentures to one or more Persons that is not an Affiliate of Allied, then the Company shall be required to obtain the consent or approval (in writing if necessary) of the Lenders holding not less than 75% of the outstanding principal balance of the Debentures.

          IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

WITNESS/ATTEST:                        "COMPANY":

                                       NOBEL EDUCATION DYNAMICS, INC.
                                       a Delaware corporation



By:  xxx                               By:   xxx                (SEAL)
    ------------------------               ---------------------
                                             President


                                       IMAGINE EDUCATIONAL PRODUCTS, INC.
                                       a Delaware corporation



By:  xxx                               By:   xxx                (SEAL)
    ------------------------               ---------------------
                                             President

                                       BLUEGRASS REAL ESTATE COMPANY, INC.
                                       a Pennsylvania corporation



By:  xxx                               By:   xxx                (SEAL)
    ------------------------              ---------------------
                                             President



                                       MERRYHILL SCHOOLS, INC.
                                       a California corporation



By:   xxx                              By:    xxx                (SEAL)
    ------------------------               ---------------------
                                             President

                       Signatures continued on next page.

                                      CHILDREN'S PARK, INCORPORATED
                                      a Delaware corporation



By:   xxx                             By:   xxx                 (SEAL)
    -------------------------             ---------------------
                                            President


                                      "ALLIED":

                                      ALLIED CAPITAL CORPORATION
                                      a Maryland corporation



By:   xxx                             By:   xxx                 (SEAL)
    -------------------------             ---------------------

                                      ALLIED CAPITAL CORPORATION II,
                                      a Maryland corporation



By:   xxx                             By:   xxx                  (SEAL)
    -------------------------             ----------------------


                                      ALLIED INVESTMENT CORPORATION
                                      a Maryland corporation



By:   xxx                             By:   xxx                  (SEAL)
    -------------------------             ----------------------



                                      ALLIED INVESTMENT CORPORATION
                                      a Maryland corporation



By:   xxx                             By:   xxx                  (SEAL)
    -------------------------             ----------------------